Exhibit 99.2

Charah Solutions, Inc. Receipt of Notification Letter from NYSE

Louisville, KY – December 30, 2022 – Charah Solutions, Inc. (NYSE: CHRA) (“Charah Solutions” or the “Company”), a leading provider of environmental services and byproduct recycling to the power generation industry, received written notice from the New York Stock Exchange (”NYSE”) that the average closing price of its common stock over the prior consecutive 30 trading-day period was below $1.00 per share, which is the minimum average share price for continued listing on the NYSE.

Charah Solutions intends to respond to the NYSE within ten business days of receipt of the notice with its intent to cure the deficiency. Pursuant to the NYSE’s rules, Charah Solutions has a six-month period following receipt of the deficiency letter to bring its closing share price and average closing share price back above $1.00. During the cure period, Charah Solutions’ shares of common stock will continue to trade on the NYSE, subject to compliance with other continued listing requirements.

The NYSE notification does not affect Charah Solutions’ ongoing business operations or its Securities and Exchange Commission reporting requirements. Charah Solutions is considering all available options to regain compliance with the NYSE’s continued listing standards, including the consummation of the previously announced reverse stock split.

As announced on December 28, 2022, Charah Solutions effected a one-for-ten (1:10) reverse stock split of its common stock, par value $0.01 per share, effective at 5:00 p.m. Eastern Time on December 29, 2022. The reverse stock split, which was authorized by its Board of Directors, was approved by Charah Solutions’ stockholders on November 23, 2022. Upon market open on December 30, 2022, Charah Solutions’ common stock will continue trading under the symbol “CHRA” on a split-adjusted basis with a new CUSIP number: 15957P 303.

Additional information can be found in Charah Solutions’ in  filing with the Securities and Exchange Commission, which is available on the SEC's website at www.sec.gov and on the Company’s website.

About Charah Solutions, Inc.

With more than 35 years of experience, Charah Solutions, Inc. is a leading provider of environmental services and byproduct recycling to the power generation industry. Based in Louisville, Kentucky, Charah Solutions is the partner of choice for solving customers’ most complex environmental challenges, and as an industry leader in quality, safety, and compliance, the Company is committed to reducing greenhouse gas emissions for a cleaner energy future. Charah Solutions assists utilities and independent power producers with all aspects of sustainably managing and recycling ash byproducts generated from the combustion of coal in the production of electricity. The Company also designs and implements solutions for ash pond management and closure, landfill construction, structural fill projects, power plant remediation and site redevelopment. As a sustainability leader, Charah Solutions is dedicated to preserving our natural resources in an environmentally conscious manner and is focused on developing innovative solutions for the betterment of the planet, the communities in which it operates and its customers. For more information, please visit www.charah.com or download our 2021 Environmental, Social and Governance (ESG) Report at charah.com/sustainability.

Charah Solutions Investor Contacts	IR Agency Contact	Charah Solutions Media Contact
Joe Skidmore, CFO	Kirsten Chapman	Brad Mercer
Charah Solutions	LHA Investor Relations	PriceWeber Marketing
(502) 245-1353	(415) 433-3777	(502) 777-3308
ir@charah.com	charah@lhai.com	media@charah.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” “guidance,” and similar terms and phrases. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. See the Company’s Form 10-K for the year ended December 31, 2021 and other periodic reports as filed with the Securities and Exchange Commission for further information regarding risk factors.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.